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   As filed with the Securities and Exchange Commission on November 30, 1995

                                                       Registration No. 33-80154
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             -----------------------------------------------------

                           THE TIMES MIRROR COMPANY*
             (Exact Name of Registrant as Specified in Its Charter)

                                 2711, 2721, 2731,
          DELAWARE            2741, 2752, 7383, 8741            95-4481525
   (State or Other        (Primary Standard Industrial       (I.R.S. Employer
   Jurisdiction of        Classification Code Numbers)    Identification Number)
   Incorporation or
   Organization)

                               TIMES MIRROR SQUARE
                          LOS ANGELES, CALIFORNIA 90053
                                 (213) 237-3700
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

             -----------------------------------------------------

                                 MARK H. WILLES
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                            THE TIMES MIRROR COMPANY
                               TIMES MIRROR SQUARE
                          LOS ANGELES, CALIFORNIA 90053
                                 (213) 237-3700
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

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                                    COPY TO:
                             PETER F. ZIEGLER, ESQ.
                             GIBSON, DUNN & CRUTCHER
                             333 SOUTH GRAND AVENUE
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000

             -----------------------------------------------------

*This Registration Statement was filed under the name "New TMC Inc.," the former name of the Registrant. Effective as of February 1, 1995, the Registrant changed its name to "The Times Mirror Company."
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                          DEREGISTRATION OF SECURITIES

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on S-4 (the "Registration Statement") of The Times Mirror Company (the "Registrant") is to deregister shares of the Series A Common Stock, $1.00 par value per share (the "Series A Common Stock"), and the Series C Common Stock, $1.00 par value per share (the "Series C Common Stock"), of the Registrant that were not issued to stockholders of the Registrant's predecessor in the Merger (as defined in the Registration Statement). Of the 110,000,000 shares of Series A Common Stock heretofore registered, only 97,846,310 shares were issued in the Merger. Of the 31,891,208 shares of Series C Common Stock heretofore registered, only 30,778,303 shares were issued in the Merger. Accordingly, the Registrant hereby deregisters the remaining 12,153,690 shares of Series A Common Stock and 1,112,905 shares of Series C Common Stock which were not issued in the Merger.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 29, 1995.

                                      THE TIMES MIRROR COMPANY

                                      By:   /s/  MARK H. WILLES
                                          ---------------------------------
                                                 Mark H. Willes
                                        President and Chief Executive Officer

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